UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2007

CHINA YINGXIA INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-30790	65-0664961
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

HARBIN YINGXIA INDUSTRIAL CO., LTD, NO.300, XIDAZHI STREET NANGANG, HARBIN HEILONGJIAN	150001
(Address of principal executive offices)	(Zip Code)

c/o American Union Securities 100 Wall Street 15th Floor New York, NY	10005
(Address of principal agent offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 232-0120

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 9, 2007 China Yingxia International, Inc. completed the sale of Units of securities to a total of twenty investors. Each Unit consisted of 250,000 shares of common stock and warrants to purchase 125,000 shares of common stock, exercisable at $2.00 per share.

China Yingxia agreed to file with the Securities and Exchange Commission a registration statement that will permit the investors to resell the common stock included in the Units as well as the common stock issuable upon exercise of the Warrants. This Registration Statement must be filed within 45 days of the date of closing. The Warrants are exercisable for five years from the effective date of registration statement.

The Units were sold for a price of $250,000 per Unit, yielding gross proceeds of $8,725,130 from the sale of the Units. American Union Securities, Inc. acted as the placement agent for this financing and will receive 13% of the gross proceeds from this offering, or $1,134,267. Therefore, the net proceeds of the offering realized by China Yingxia were $7,590,863.

The sale of the Units was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Act, because each of the investors was an Accredited Investor and there was no advertising or public solicitation performed in connection with the offering. The sale of the Units was also exempt from registration pursuant to Regulation D, Rule 506 of the Securities and Exchange Commission, since the sales satisfied all of the conditions specified in SEC Rules 501 and 502 and each of the investors had such knowledge and experience in financial and business matters that the investor was capable of evaluating the merits and risks of the investment.

In addition to customary terms and conditions, the Agreement contains a “Make-Good” provision pursuant to which Investors may receive, on a pro-rata basis, up to an additional 750,000 shares of Common Stock (the “Make Good Shares”) if the Company does not meet certain net income targets in respect of its year-end financial results in each of fiscal 2007. The Company’s financial year ends on December 31.

With respect to the Make-Good provision, the Company’s founder and majority shareholder, Ms. Yingxia Jiao, shall deposit into escrow with the Company’s legal counsel, share certificates to reserve Common Stock for the issuance of the Make-Good Shares.  Under the Purchase Agreement, the Company’s officers and directors will enter into lock-up agreements with respect to their shareholdings in the Company.

Other than their relationship as a result of the subscription agreement executed by the Investors for their investment referred to hereinabove, there is no material relationship between the Company and any of the Investors.

The description of the terms of this transaction and the documents referenced hereinabove are qualified by the terms of the actual documents which are contained in the exhibits filed hereto.

Item 2.03.  Creation of a Direct Financial Obligation.

See Item 1.01 of this Current Report.

Item 3.02.  Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report.

Upon closing of the above-referenced transactions, we believe that the offer and sale of these securities will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions.  In connection with the sale of these securities, the Company relied on each of the Investors’ written representations that it was either an “accredited investor” as defined in Rule 501(a) of the Securities and Exchange Commission or a “qualified institutional buyer” as defined in Rule 144A(a).   In addition, neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YINGXIA INTERNATIONAL, INC.

Date: August 9, 2007	By: Name:	/s/ Yingxia Jiao Yingxia Jiao
	Title:	President, Chief Executive Officer